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                                                                Exhibit 11

Statement of Calculation of Per Share Earnings


Weighted average shares outstanding                     5,295,833

Incremental shares pursuant to Securities
  and Exchange Commission Staff Accounting
  Bulletin No. 83(1)                                    9,886,002

Dilution of common stock warrants (1)                   1,644,445
                                                       ----------
                                                       16,826,280
                                                       ==========

(1) Based upon the initial public offering price per share of $13.50